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                                                                    EXHIBIT 15.1

SYSCO Corporation:

We are aware that SYSCO Corporation has incorporated by reference into this Registration Statement on Form S-4 its Form 10-Q for the quarter ended September 30, 2000, which includes our report dated November 10, 2000, covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, this report is not considered a part of the Registration Statement prepared or certified by our firm or a report prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.

                                       Very truly yours,

                                       /s/ ARTHUR ANDERSEN LLP
                                       -----------------------
                                       ARTHUR ANDERSEN LLP

Houston, Texas
January 31, 2001